Exhibit 4.2

The Companies Act (As Revised) of the Cayman Islands

Plan of Merger

This plan of merger (the “Plan of Merger”) is made on 22 November 2022 between Frazier Lifesciences Acquisition Corporation (the “Surviving Company”) and NewAmsterdam Pharma Investment Corporation (the “Merging Company”).

Whereas the Merging Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act (As Revised) (the “Statute”).

Whereas the Surviving Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Statute.

Whereas the sole director of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Business Combination Agreement dated 25 July 2022 and made between, amongst others, the Surviving Company and the Merging Company (the “Merger Agreement”) a copy of which is annexed at Annexure 1 hereto.

Now therefore this Plan of Merger provides as follows:

1	The constituent companies (as defined in the Statute) to this Merger are the Surviving Company and the Merging Company.

2	The surviving company (as defined in the Statute) is the Surviving Company.

3	The registered office of the Surviving Company is c/o Campbells Corporate Services Limited of Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

4	The registered office of the Merging Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

5

Immediately prior to the Effective Date (as defined below), the share capital of the Surviving Company will be US$50,000 divided into 479,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 20,000,000 Class B Ordinary Shares a par value of US$0.0001 each and 1,000,000 Preference Shares with a par value of US$0.0001 each and the Surviving Company will have 9,234,138 Class A Ordinary Shares, 3,450,000 Class B Ordinary Shares and no Preference Shares in issue.

6

Immediately prior to the Effective Date (as defined below), the share capital of the Merging Company will be US$50,000 divided into 50,000 ordinary shares of a par value of US$1.00 each and the Merging Company will have 1 ordinary share in issue.

7

The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Statute (the “Effective Date”).

8

The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company, are set out in the Merger Agreement in the form annexed at Annexure 1 hereto.

9

The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

10

The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto on the Effective Date and the authorised share capital of the Surviving Company after the Merger shall be amended from US$50,000.00 divided into 479,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 20,000,000 Class B Ordinary Shares a par value of US$0.0001 each and 1,000,000 Preference Shares with a par value of US$0.0001 each to US$50,000 divided into 50,000 shares of a par value of US$1.00 each, by (i) the reclassification of all authorised shares of the Surviving Company of whatever class as shares; (ii) the consolidation of all authorised but unissued shares and all authorised and issued shares of par value of US$0.0001 each in the capital of the Company by a factor of 10,0000.

11	There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.

12	The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13	The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14	The name and address of the sole director of the surviving company (as defined in the Statute) after the Merger is:

14.1	LouFré Management B.V. of Frans Halslaan 9, 1272 HN, Huizen, Netherlands.

15	This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Statute.

16	This Plan of Merger has been authorised by the shareholders of the Merging Company pursuant to section 233(6) of the Statute.

17

This Plan of Merger has been authorised by the shareholders of the Surviving Company pursuant to section 233(6) of the Statute by way of resolutions passed at an extraordinary general meeting of the Surviving Company.

18	At any time prior to the Effective Date, this Plan of Merger may be:

18.1	terminated by the board of directors of either the Surviving Company or the Merging Company;

18.2	amended by the board of directors of both the Surviving Company and the Merging Company to:

2

DocuSign Envelope ID: C4901651-99D6-4EC3-BF27-4CB7D8DA0CD6

(a)	change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)

effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

19	This Plan of Merger may be executed in counterparts.

20	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by	James Topper	)
Duly authorised for		)	/s/ James Topper
and on behalf of		)	Director
Frazier Lifesciences Acquisition Corporation		)

SIGNED by		)
Duly authorised for		)
and on behalf of		)	Director
NewAmsterdam Pharma Investment		)
Corporation		)

DocuSign Envelope ID: B898E38E-54A9-4984-A814-65D30F67B58B

(a)	change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)

effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

19	This Plan of Merger may be executed in counterparts.

20	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Frazier Lifesciences Acquisition Corporation	)

SIGNED by Louise Kooij	)
Duly authorised for	)	/s/ Louise Kooij
and on behalf of	)	Director
NewAmsterdam Pharma Investment	)
Corporation	)

3

Annexure 1

Merger Agreement

Annexure 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company